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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Stemline Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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STEMLINE THERAPEUTICS, INC.
750 Lexington Avenue, Sixth Floor
New York, New York 10022

Dear Stockholder:

        You are cordially invited to our 2013 Annual Meeting of Stockholders, to be held at 10:00 a.m. local time, on Wednesday, June 19, 2013, at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue (between 39th and 40th streets), New York, New York 10016. At the meeting, the stockholders will be asked to (i) elect one Class I director until his successor is elected and qualified; (ii) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013, and (iii) approve an amendment to our Restated Certificate of Incorporation to increase the Company's authorized share capital by 11,250,000 shares of common stock. You will also have the opportunity to ask questions and make comments at the meeting.

        In accordance with the rules and regulations of the Securities and Exchange Commission, we are furnishing our proxy statement and annual report to stockholders for the year ended December 31, 2012 on the Internet. You may have already received our "Important Notice Regarding the Availability of Proxy Materials," which was mailed on or about April 30, 2013. That notice described how you can obtain our proxy statement and annual report. You can also receive paper copies of our proxy statement and annual report upon request.

        It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking our proxy card and returning it as directed. If you do attend the meeting and wish to vote in person, you may revoke your proxy at the meeting.

        If you have any questions about the proxy statement or the accompanying 2012 Annual Report, please contact Kenneth Hoberman, our corporate secretary, at (646) 502-2310.

        We look forward to seeing you at the 2013 Annual Meeting.

Sincerely,
Ivan Bergstein, M.D. Chairman, President, and Chief Executive Officer

April 30, 2013
New York, New York

STEMLINE THERAPEUTICS, INC.
750 Lexington Avenue, Sixth Floor
New York, New York 10022

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

        The 2013 Annual Meeting of Stockholders of Stemline Therapeutics, Inc. will be held at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue (between 39th and 40th streets), New York, New York 10016, on Wednesday, June 19, 2013, at 10:00 a.m., local time. At the meeting, stockholders will consider and act on the following items:

  1.
  The election of one Class I director until his successor is elected and qualified;

  2.
  The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013;

  3.
  The approval of an amendment to our Restated Certificate of Incorporation to increase the Company's authorized share capital by 11,250,000 shares of common stock; and

  4.
  The transaction of any other business that may properly come before the 2013 Annual Meeting or any adjournment of the 2013 Annual Meeting.

        Only those stockholders of record as of the close of business on April 23, 2013, are entitled to vote at the 2013 Annual Meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the 2013 Annual Meeting will be available for your inspection beginning June 7, 2013, at the offices of our legal counsel located at 90 Park Avenue (between 39th and 40th streets), New York, New York 10016, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.

YOUR VOTE IS IMPORTANT!

        Instructions on how to vote your shares via the Internet are contained on the "Important Notice Regarding the Availability of Proxy Materials," which was mailed on or about April 30, 2013. Instructions on how to obtain a paper copy of our proxy statement and annual report to stockholders for the year ended December 31, 2012 are listed on the "Important Notice Regarding the Availability of Proxy Materials." These materials can also be viewed online by following the instructions listed on the "Important Notice Regarding the Availability of Proxy Materials."

        If you received a paper copy of our proxy statement and annual report, you may vote your shares by completing and returning the enclosed proxy card.

        Submitting your proxy does not affect your right to vote in person if you decide to attend the 2013 Annual Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the 2013 Annual Meeting. You may revoke your proxy at any time before it is exercised at the 2013 Annual Meeting by (i) delivering written notice to our corporate secretary, Kenneth Hoberman, at the offices of our legal counsel, Alston & Bird LLP, (ii) submitting a later dated proxy card, (iii) voting again via the Internet as described in the "Important Notice Regarding the Availability of Proxy Materials," or (iv) attending the 2013 Annual Meeting and voting in person. No revocation under (i) or (ii) will be effective unless written notice or the proxy card is received by our Corporate Secretary at or before the 2013 Annual Meeting.

        When you submit your proxy, you authorize Ivan Bergstein, M.D., and Kenneth Hoberman to vote your shares at the 2013 Annual Meeting and on any adjournments of the 2013 Annual Meeting in accordance with your instructions.

By Order of the Board of Directors,
Kenneth Hoberman Corporate Secretary

April 30, 2013, New York, New York

STEMLINE THERAPEUTICS, INC.
750 Lexington Avenue
Sixth Floor
New York, New York 10022
Phone: (646) 502-2310
Fax: (646) 389-0968

PROXY STATEMENT

        This proxy statement and the accompanying proxy card are being made available via Internet access, beginning on or about April 30, 2013, to the owners of shares of common stock of Stemline Therapeutics, Inc. (the "Company," "our," "we," or "Stemline") as of April 23, 2013, in connection with the solicitation of proxies by our Board of Directors for our 2013 Annual Meeting of Stockholders (the "Annual Meeting"). On or about April 30, 2013, we sent an "Important Notice Regarding the Availability of Proxy Materials" to our stockholders. If you received this notice by mail, you will not automatically receive by mail our proxy statement and annual report to stockholders for the year ended December 31, 2012. If you would like to receive a printed copy of our proxy statement, annual report and proxy card, please follow the instructions for requesting such materials in the notice. Upon request, we will promptly mail you paper copies of such materials free of charge.

        The Annual Meeting will take place at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue (between 39th and 40th streets), New York, New York 10016 on Wednesday, June 19, 2013, at 10:00 a.m., local time. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

QUESTIONS AND ANSWERS	1
Q. Why did I receive an "Important Notice Regarding the Availability of Proxy Materials?"	1
Q. What is the purpose of the Annual Meeting?	1
Q. Who is entitled to vote at our Annual Meeting?	1
Q. How do I vote?	1
Q. What is a proxy?	1
Q. How will my shares be voted if I vote by proxy?	2
Q. How do I revoke my proxy?	2
Q. Is my vote confidential?	2
Q. How are votes counted?	2
Q. What constitutes a quorum at the Annual Meeting?	2
Q. What vote is required to elect our director-nominee to a three-year term?	3
Q. What vote is required to ratify Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013?	3
Q. What vote is required to approve an amendment to our Restated Certificate of Incorporation to increase the Company's authorized share capital by 11,250,000 shares of common stock?	3
Q. What percentage of our outstanding common stock do our directors and executive officers own?	3
Q. Who was our independent public accountant for the year ending December 31, 2012? Will they be represented at the Annual Meeting?	3
Q. How can I obtain a copy of our Annual Report on Form 10-K?	3
CORPORATE GOVERNANCE	4
Our Board of Directors	4
Communicating with the Board of Directors	7
Audit Committee	7
Compensation Committee	8
Nominating and Corporate Governance Committee	8
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS	10
Audit Fees	10
Audit-Related Fees	10
Tax Fees	10
All Other Fees	10
Pre-Approval of Services	10
REPORT OF THE AUDIT COMMITTEE	12
OUR EXECUTIVE OFFICERS	13
Executive Officers	13
COMPENSATION DISCUSSION AND ANALYSIS	15
Compensation Philosophy and Objectives	15
Determining Executive Compensation	15
Components of Our Executive Compensation Program	17
2012 Executive Compensation	17
RISK ASSESSMENT OF COMPENSATION PROGRAMS	23
EXECUTIVE COMPENSATION	23
Potential Payments upon Termination or Change in Control	28
DIRECTOR COMPENSATION	29

i

ii

QUESTIONS AND ANSWERS

Q.  Why did I receive an "Important Notice Regarding the Availability of Proxy Materials?"

A.
In accordance with Securities and Exchange Commission ("SEC") rules, instead of mailing a printed copy of our proxy materials, we may send an "Important Notice Regarding the Availability of Proxy Materials" to stockholders. All stockholders will have the ability to access the proxy materials on a website referred to in the notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one from us. Instead, the notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the Internet and submit your vote via the Internet.

  Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 19, 2013. The proxy statement is available at www.edocumentview.com/STML.

Q.  What is the purpose of the Annual Meeting?

A.
At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of 2013 Annual Meeting of Stockholders accompanying this proxy statement, including (i) the election of one Class I director until his successor is elected and qualified, (ii) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013, (iii) the approval of an amendment to our Restated Certificate of Incorporation to increase the Company's authorized share capital by 11,250,000 shares of common stock, and (iv) the transaction of any other business that may properly come before the 2013 Annual Meeting or any adjournment thereof.

Q.  Who is entitled to vote at our Annual Meeting?

A.
The record holders of our common stock at the close of business on the record date, April 23, 2013, may vote at the Annual Meeting. Each share of our common stock is entitled to one vote. There were 7,525,759 shares of common stock outstanding on the record date and entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting, including the address of and number of shares held by each stockholder of record, will be available for your inspection beginning Friday, June 7, 2013, at the offices of our legal counsel, located at 90 Park Avenue, New York, New York 10016, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.

Q.  How do I vote?

A.
You may vote in person at the Annual Meeting, by use of a proxy card if you receive a printed copy of our proxy materials, via Internet as directed in our "Important Notice Regarding the Availability of Proxy Materials," or by telephone as indicated in the proxy card.

Q.  What is a proxy?

A.
A proxy is a person you appoint to vote your shares of our common stock on your behalf. If you are unable to attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares of our common stock may be voted. If you vote by proxy, you will be designating Ivan Bergstein, M.D., our Chairman, President and Chief Executive Officer, and Kenneth Hoberman, our Chief Operating Officer, as your proxies. Dr. Bergstein and/or Mr. Hoberman may act on your behalf and have the authority to appoint a substitute to act as your proxy.

Q.  How will my shares be voted if I vote by proxy?

A.
Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted (i) "FOR" the individual nominated to serve as a member of our Board of Directors, (ii) "FOR" the ratification of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013, and (iii) "FOR" the approval of an amendment to our Restated Certificate of Incorporation to increase the Company's authorized share capital by 11,250,000 shares of common stock. Presently, our Board of Directors does not know of any other matter that may come before the Annual Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Annual Meeting.

Q.  How do I revoke my proxy?

A.
You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•
delivering written notice to our Corporate Secretary, Kenneth Hoberman, at c/o Matthew W. Mamak, Alston & Bird LLP, 90 Park Avenue, New York, New York 10016;

•
submitting a later dated proxy card or voting again via the Internet as described in the "Important Notice Regarding the Availability of Proxy Materials"; or

•
attending the 2013 Annual Meeting and voting in person.

Q.  Is my vote confidential?

A.
Yes. All votes remain confidential, unless you provide otherwise.

Q.  How are votes counted?

A.
Before the Annual Meeting, our Board of Directors will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.

  Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be treated as present for purposes of determining the existence of a quorum at the Annual Meeting. They will not be considered as votes "for" or "against" any matter for which the stockholder has indicated their intention to abstain or withhold their vote. Broker or nominee non-votes, which occur when shares held in "street name" by brokers or nominees who indicate that they do not have discretionary authority to vote on a particular matter, will not be considered as votes "for" or "against" that particular matter. Broker and nominee non-votes will be treated as present for purposes of determining the existence of a quorum, and may be entitled to vote on certain matters at the Annual Meeting.

Q.  What constitutes a quorum at the Annual Meeting?

A.
In accordance with Delaware law (the law under which we are incorporated) and our Bylaws, the presence at the Annual Meeting, by proxy or in person, of the holders of a majority of the shares of our common stock outstanding on the record date constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and broker or nominee non-votes will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum.

  If a quorum is not present at the Annual Meeting, a majority of the stockholders present in person and by proxy may adjourn the meeting to another date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting by our Board of Directors, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called meeting.

Q.  What vote is required to elect our director-nominee to a three-year term?

A.
The affirmative vote of a plurality of the votes of the shares present, in person or by proxy, at the Annual Meeting is required for the election of our director nominee. "Plurality" means that the nominee receiving the largest number of votes up to the number of directors to be elected at the Annual Meeting will be duly elected as a director. Abstentions, votes withheld, and broker or nominee non-votes will not affect the outcome of director elections.

Q.  What vote is required to ratify Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013?

A.
The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the ratification of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013. Abstentions and votes withheld will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.

Q.  What vote is required to approve an amendment to our Restated Certificate of Incorporation to increase the Company's authorized share capital by 11,250,000 shares of common stock?

A.
The affirmative vote of a majority of our common stock outstanding is required to approve the amendment to our Restated Certificate of Incorporation to increase the Company's authorized share capital by 11,250,000 shares of common stock. The effect of an abstention or a broker non-vote is the same as that of a vote against the proposal.

Q.  What percentage of our outstanding common stock do our directors and executive officers own?

A.
As of April 22, 2013, our directors and executive officers owned, or have the right to acquire, approximately 29.35% of our outstanding common stock. See the discussion under the heading "Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners" on page 33 for more details.

Q.  Who was our independent public accountant for the year ending December 31, 2012? Will they be represented at the Annual Meeting?

A.
Ernst & Young LLP is the independent registered public accounting firm that audited our financial statements for the year ended December 31, 2012. We expect a representative of Ernst & Young LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Q.  How can I obtain a copy of our Annual Report on Form 10-K?

A.
We have filed our Annual Report on Form 10-K for the year ended December 31, 2012, with the SEC. The Annual Report on Form 10-K is also included in the 2012 Annual Report to stockholders. You may obtain, free of charge, a copy of our Annual Report on Form 10-K, including financial statements and exhibits, by writing to our Corporate Secretary, Kenneth Hoberman. Upon request, we will also furnish any exhibits to the Annual Report on Form 10-K as filed with the SEC.

CORPORATE GOVERNANCE

Our Board of Directors

        Our Bylaws provide that the Board of Directors will consist of one or more members, as determined from time to time by resolution of the Board of Directors. Currently, our Board of Directors consists of five members listed in the chart below. The term of one of our directors, Kenneth Zuerblis, is set to expire at our 2013 Annual Meeting. Our Board of Directors has determined to nominate Mr. Zuerblis for re-election to our Board of Directors.

Name	Age	Position	Director Since	Term Expiration
Ivan Bergstein, M.D.	47	President, Chief Executive Officer, and Chairman	2003	2015
Ron Bentsur	47	Director	2009	2014
J. Kevin Buchi	57	Director	2012	2015
Eric L. Dobmeier	44	Director	2012	2014
Kenneth Zuerblis	54	Director	2012	2013

        The Board of Directors is divided into three classes, designated Class I (term expiring 2013), Class II (term expiring 2014) and Class III (term expiring 2015). Each director will serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class I will serve for a term expiring at the Corporation's first annual meeting of stockholders held following the completion of our initial public offering; each director initially assigned to Class II will serve for a term expiring at the Corporation's second annual meeting of stockholders held following the completion of our initial public offering; and each director initially assigned to Class III will serve for a term expiring at the Corporation's third annual meeting of stockholders held following the completion of our initial public offering; provided further, that the term of each director will continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.

        The Board of Directors does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board of Directors, as the Board of Directors believes that it is in the best interests of the Company to make that determination based on the direction of the Company and the current membership of the Board of Directors. The Board of Directors has determined that having Dr. Bergstein serve as both Chief Executive Officer and Chairman is in the best interest of the Company's stockholders at this time.

        Stemline has a risk management program overseen by Ivan Bergstein, M.D., our President and Chief Executive Officer and Mr. Kenneth Hoberman, our Chief Operating Officer. Dr. Bergstein and Mr. Hoberman identify material risks and prioritize them for our Board of Directors. Our Board of Directors regularly reviews information regarding our credit, liquidity, and operations, as well as the risks associated with each.

        The corporate governance standards adopted by the Nasdaq Stock Market, or Nasdaq, require that a majority of the members of our Board of Directors be "independent" as Nasdaq defines that term. Additionally, the Nasdaq rules require our Board of Directors to make an affirmative determination as to the independence of each director. Consistent with these rules, our Board of Directors undertook its annual review of director independence on March 25, 2013. During the review, our Board of Directors considered relationships and transactions during 2012 and during the past three fiscal years between each director or any member of his immediate family, on the one hand, and our company and our subsidiaries and affiliates, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review, our Board of Directors determined that Ron Bentsur,

J. Kevin Buchi, Eric L. Dobmeier, and Kenneth Zuerblis are independent under the criteria established by Nasdaq and by our Board of Directors.

        The following biographies set forth the names of each of our directors (including our director-nominee, Mr. Zuerblis) and the following additional information: their ages, the year in which they first became directors, their positions with us, their principal occupations and employers for at least the past five years, any other directorships held by them during the past five years in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information, all of which we believe sets forth each director's qualifications to serve on the Board of Directors. There is no family relationship between and among any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected as an officer or director.

  Director-Nominee

        Kenneth Zuerblis, 54, has served as a member of our Board of Directors since March 2012. Prior to joining Stemline, Mr. Zuerblis served as Executive Vice President and Chief Financial Officer of Savient Pharmaceuticals, Inc. from September 2011 until May 2012. Prior to joining Savient, Mr. Zuerblis served as Chief Financial Officer and Senior Vice President at ImClone Systems from 2008 through 2009. In that role, he was responsible for the strategic planning and leadership of finance and related operations and helped lead all aspects of the sale of the company to Eli Lilly and Company. From 1994 through 2005, Mr. Zuerblis served as Chief Financial Officer of Enzon Pharmaceuticals Inc., and held the position of Corporate Controller from 1991 through 1994. Enzon developed the first three FDA approved products using PEGylation technology. Most notably during Mr. Zuerblis' 14 year tenure, Enzon transformed from an early stage biotechnology company into a fully integrated biopharmaceutical company with five marketed products. He began his career at KPMG, LLP in 1982 where he held management positions of increasing responsibility over a ten-year period. Mr. Zuerblis previously served on the board of directors of Immunomedics, Inc. Mr. Zuerblis brings nearly 30 years of proven leadership expertise in building fully integrated biopharmaceutical organizations and has an established track record of managing complex commercial and research organizations, raising capital, overseeing multifaceted merger and acquisition transactions, and directing all investor and shareholder relations. Mr. Zuerblis earned his B.S. in Accounting from Seton Hall University and is a certified public accountant in the State of New Jersey. We believe Mr. Zuerblis is qualified to serve on our Board of Directors due to his extensive accounting and financial experience and years of executive leadership in the biopharmaceutical industry.

  Other Board Members

        Ivan Bergstein, M.D., 47, founded Stemline in August 2003 and has served as our President and Chief Executive Officer and the Chairman of our Board of Directors since our inception. Dr. Bergstein has advanced the Company from concept to late-stage clinical development, and led the Company through its initial public offering completed in January 2013. He was previously Medical Director of Access Oncology, Inc., a private clinical stage oncology-focused biotechnology company, which was subsequently acquired. Previously, he was a senior biopharmaceuticals research analyst at Cancer Advisors, Inc., a Wall Street-based firm that advised investment funds on public oncology-focused companies. Dr. Bergstein received a B.A. in Mathematics from the University of Pennsylvania and an M.D. from the Mount Sinai Medical Center, where he completed a general surgery internship. Subsequently, he was named the Jerome A. Urban post-doctoral fellow at Cornell University Medical College. Dr. Bergstein then went on to complete a residency in internal medicine and a clinical fellowship in hematology-medical oncology at the New York Presbyterian Hospital-Weill Medical College of Cornell University, where he is currently a voluntary faculty member. We believe that

Dr. Bergstein is qualified to serve on our Board of Directors due to his many years of service as one of our directors and our President and Chief Executive Officer and his extensive knowledge of our Company and industry.

        Ron Bentsur, 47, has served as a member of our Board of Directors since 2009. Mr. Bentsur has served as Chief Executive Officer of Keryx Biopharmaceuticals, Inc. and as a member of its board of directors since 2009. Prior to joining Keryx Biopharmaceuticals, Inc., Mr. Bentsur served as Chief Executive Officer of XTL Biopharmaceuticals, Inc. from 2006 to 2009. From 2000 to 2006, Mr. Bentsur was employed by Keryx Biopharmaceuticals, Inc., where he served as Vice President Finance and Chief Financial Officer from 2003 until 2006. From 1998 to 2000, Mr. Bentsur served as Director of Technology Investment Banking at Leumi Underwriters, where he was responsible for all technology and biotechnology private placement and advisory transactions. From 1994 to 1998, Mr. Bentsur was a New York City-based investment banker, primarily at ING Barings Furman Selz. Mr. Bentsur holds a B.A. in Economics and Business Administration with distinction from the Hebrew University of Jerusalem, Israel and an M.B.A., magna cum laude, from New York University's Stern Graduate School of Business. We believe that Mr. Bentsur is qualified to serve on our Board of Directors due to his leadership and management experience, his service as an executive of a public biopharmaceutical company and his knowledge of our business and industry.

        J. Kevin Buchi, 57, has served as a member of our Board of Directors since March 2012. Mr. Buchi served as Chief Executive Officer of Cephalon, Inc. from December 2010 through its $6.8 billion acquisition by Teva Pharmaceutical Industries in October 2011. Mr. Buchi served as Corporate Vice President, Global Branded Products for Teva from October 2011 until May 2012. Mr. Buchi joined Cephalon, Inc. in March 1991 and held several positions with the company before becoming its Chief Executive Officer. From January 2010 through December 2010, Mr. Buchi was Chief Operating Officer. In this role, he managed the company's global sales and marketing functions, as well as product manufacturing, business development and investor relations. From February 2006 through January 2010, Mr. Buchi served as Chief Financial Officer. At various times in his career at Cephalon, Inc., Mr. Buchi had oversight of corporate finance, accounting, information systems, facilities, human resources and administration. Mr. Buchi graduated from Cornell University with a B.A. in chemistry. He was a synthetic organic chemist for the Eastman Kodak Company before going on to obtain a Masters of Management from the J.L. Kellogg Graduate School of Management at Northwestern University. He worked for a large public accounting firm before beginning his career in the pharmaceutical industry with E.I. du Pont de Nemours and Company in 1983 and is a certified public accountant. He has previously served on the boards of directors of a number of public and private companies. We believe Mr. Buchi is qualified to serve on our Board of Directors due to his executive leadership and management experience, knowledge of the industry, financial expertise and experience serving as a member of the board of directors of a public biopharmaceutical company.

        Eric L. Dobmeier, 44, has served as a member of our Board of Directors since April 2012. Mr. Dobmeier is currently the Chief Operating Officer of Seattle Genetics, Inc. In this role, he is responsible for Seattle Genetics' business development, manufacturing, corporate communications, legal, market research and program and alliance management functions. Mr. Dobmeier joined Seattle Genetics in March 2002 and has served in positions of increasing responsibility since then, most recently as Chief Business Officer from May 2007 to June 2011. Prior to joining Seattle Genetics, Mr. Dobmeier was with the law firms of Venture Law Group and Heller Ehrman LLP where he represented technology companies in connection with public and private financings, mergers and acquisitions and corporate partnering transactions. Mr. Dobmeier received a J.D. from the University of California, Berkeley School of Law and an A.B. in History from Princeton University. We believe that Mr. Dobmeier is qualified to serve on our Board of Directors due to his legal, business development and operating background and years of senior management experience at a public biotechnology company.

        During 2012, our Board of Directors held two meetings and took eight actions by unanimous written consent. During 2012, each incumbent director standing for election attended at least 75% of the meetings of the Board of Directors and the meetings of those committees on which each incumbent director served, in each case during the period that such person was a director. The permanent committees established by our Board of Directors are the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, descriptions of which are set forth in more detail below. Our directors are expected to attend each Annual Meeting of Stockholders, and it is our expectation that all of the directors standing for election will attend this year's Annual Meeting.

Communicating with the Board of Directors

        Our Board of Directors has established a process by which stockholders can send communications to the Board of Directors. You may communicate with the Board of Directors as a group, or to specific directors, by writing to Kenneth Hoberman, our Corporate Secretary, at c/o Matthew W. Mamak, Alston & Bird LLP, 90 Park Avenue, New York, New York 10016. The Corporate Secretary will review all such correspondence and regularly forward to the Board of Directors a summary of all correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of our Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters may be communicated in this manner, or may be submitted on an anonymous basis via e-mail at audit@stemline.com. These concerns will be immediately brought to the attention of our Audit Committee and handled in accordance with procedures established by our Audit Committee.

Audit Committee

        The Audit Committee currently consists of Ron Bentsur, J. Kevin Buchi, and Kenneth Zuerblis. Mr. Zuerblis chairs the Audit Committee. The Audit Committee was created in 2012 and, due to the fact that Company was not a public company in 2012, there were no committee meetings held during 2012.

        The duties and responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee which was recently reviewed by our Audit Committee. Our Audit Committee determined that no revisions needed to be made to the charter at this time. A copy of the Charter of the Audit Committee is available on our website, located at www.stemline.com. Among other things, the duties and responsibilities of the Audit Committee include reviewing and monitoring our financial statements and internal accounting procedures, the selection of our independent registered public accounting firm and consulting with and reviewing the services provided by our independent registered public accounting firm. Our Audit Committee has sole discretion over the retention, compensation, evaluation and oversight of our independent registered public accounting firm.

        The SEC and Nasdaq have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board of Directors has examined the composition of our Audit Committee and the qualifications of our Audit Committee members in light of the current rules and regulations governing audit committees. Based upon this examination, our Board of Directors has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of our Audit Committee in accordance with the rules of the SEC and Nasdaq.

        Additionally, the SEC requires that at least one member of the Audit Committee have a "heightened" level of financial and accounting sophistication. Such a person is known as the "audit committee financial expert" under the SEC's rules. Our Board of Directors has determined that Mr. Zuerblis is an "audit committee financial expert," as the SEC defines that term, and is an independent member of our Board of Directors and our Audit Committee. Please see Mr. Zuerblis' biography on page 5 for a description of his relevant experience.

        The report of the Audit Committee can be found on page 12 of this proxy statement.

Compensation Committee

        The Compensation Committee currently consists of Ron Bentsur, J. Kevin Buchi, and Eric L. Dobmeier. Mr. Dobmeier chairs the Compensation Committee. The Compensation Committee was created in 2012 and, due to the fact that Company was not a public company in 2012, there were no committee meetings held during 2012.

        The duties and responsibilities of the Compensation Committee are set forth in the Charter of the Compensation Committee. A copy of the Charter of the Compensation Committee is available on our website, located at www.stemline.com. As discussed in its Charter, among other things, the duties and responsibilities of the Compensation Committee include evaluating the performance of our executive officers, determining the overall compensation of our executive officers and administering all executive compensation programs, including, but not limited to, our incentive and equity-based plans. The Compensation Committee evaluates the performance of our executive officers on an annual basis and reviews and approves on an annual basis all compensation programs and awards relating to such officers. The Compensation Committee applies discretion in the determination of individual executive compensation packages to ensure compliance with the Company's compensation philosophy. Our Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation packages for officers other than himself. The Compensation Committee may delegate its authority to grant awards to certain employees, and within specified parameters under the Company's 2012 Equity Incentive Plan, to a special committee consisting of one or more directors who may but need not be officers of the Company. As of April 22, 2013, however, the Compensation Committee had not delegated any such authority.

        Nasdaq has established rules and regulations regarding the composition of compensation committees and the qualifications of compensation committee members. Our Board of Directors has examined the composition of our Compensation Committee and the qualifications of our Compensation Committee members in light of the current rules and regulations governing compensation committees. Based upon this examination, our Board of Directors has determined that each member of our Compensation Committee is independent and is otherwise qualified to be a member of our Compensation Committee in accordance with such rules.

        The report of the Compensation Committee can be found on page 22 of this proxy statement.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee currently consists of J. Kevin Buchi, Eric L. Dobmeier and Kenneth Zuerblis. Mr. Buchi chairs the Nominating Committee. The Nominating Committee was created in 2012 and, due to the fact that Company was not a public company in 2012, there were no committee meetings held during 2012.

        The duties and responsibilities of the Nominating Committee are set forth in the Nominating and Corporate Governance Committee Charter. A copy of the Nominating and Corporate Governance Committee Charter is available on our website, located at www.stemline.com. Among other things, the duties and responsibilities of the Nominating Committee include identifying individuals qualified to become Board members, recommending director nominees to the Board for the next annual meeting of stockholders, evaluating the overall effectiveness of the Board, developing, mentoring and evaluating applicable corporate governance practices of the Company, and performing such other duties as enumerated in and consistent with the Charter.

        Our Nominating Committee will also consider candidates recommended by stockholders for nomination to our Board of Directors. A stockholder who wishes to recommend a candidate for nomination to our Board of Directors must submit such recommendation to our Corporate Secretary, Kenneth Hoberman, at c/o Matthew W. Mamak, Alston & Bird LLP, 90 Park Avenue, New York, New York 10016. Any recommendation must be received not less than 60 calendar days nor more than 90 calendar days before the anniversary date of the previous year's annual meeting. All stockholder recommendations of candidates for nomination for election to our Board of Directors must be in writing and must set forth the following: (i) the candidate's name, age, business address, and other contact information, (ii) the number of shares of Stemline common stock beneficially owned by the candidate, (iii) a complete description of the candidate's qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Schedule 14A under the Exchange Act, (iv) a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as director if elected, and (v) the name and address of the stockholder(s) of record making such a recommendation and the number of shares owned by the recommending shareholders.

        We believe that our Board of Directors as a whole should encompass a range of talent, skill, and expertise enabling it to provide sound guidance with respect to our operations and interests. Our Nominating Committee evaluates all candidates to our Board of Directors by reviewing their biographical information and qualifications. If the independent directors determine that a candidate is qualified to serve on our Board of Directors, such candidate is interviewed by at least one of the independent directors and our Chief Executive Officer. Members of the Board of Directors also have an opportunity to interview qualified candidates. The independent directors then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board of Directors that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the independent directors are considering as a potential nominee for re-election, the independent directors review and consider the incumbent director's service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board of Directors. The manner in which the independent directors evaluate a potential nominee will not differ based on whether the candidate is recommended by our directors or stockholders.

        Nasdaq has established rules and regulations regarding the composition of nominating committees and the qualifications of nominating committee members. Our Board of Directors has examined the composition of our Nominating Committee and the qualifications of our Nominating Committee members in light of the current rules and regulations governing nominating committees. Based upon this examination, our Board of Directors has determined that each member of our Nominating Committee is independent and is otherwise qualified to be a member of our Nominating Committee in accordance with such rules.

        We do not have a formal policy in place with regard to the consideration of diversity in considering candidates for our Board of Directors, but the Board of Directors strives to nominate candidates with a variety of complementary skills so that, as a group, the Board of Directors will possess the appropriate talent, skills and expertise to oversee our business.

Code of Business Conduct and Ethics

        We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the Corporate Governance section of our website, www.stemline.com.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES ANDOTHER MATTERS

        Ernst & Young LLP, the independent registered public accounting firm that audited our financial statements for the years ended December 31, 2012 and December 31, 2011, has served as our independent registered public accounting firm since 2011. We expect a representative of Ernst & Young LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

        Our Board of Directors has asked the stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. See Proposal Two: Ratification of Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm on page 37 of this proxy statement. The Audit Committee has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining Ernst & Young LLP's independence. All proposed engagements of Ernst & Young LLP, whether for audit services, audit-related services, tax services, or permissible non-audit services, were pre-approved by our Audit Committee.

Audit Fees

        For the fiscal years ended December 31, 2012 and December 31, 2011, Ernst & Young LLP billed us an aggregate of approximately $782,100 and $70,000, respectively, in fees for the professional services rendered in connection with the audits of our annual financial statements for those two fiscal years and our registration statement filings.

Audit-Related Fees

        For the fiscal years ended December 31, 2012 and December 31, 2011, Ernst & Young LLP billed us an aggregate of approximately $0, respectively, in fees for the professional services rendered in connection with audit-related services reasonably related to the performance of the audits and reviews for those two fiscal years.

Tax Fees

        During the fiscal years ended December 31, 2012 and December 31, 2011, Ernst & Young LLP billed us an aggregate of approximately $0, respectively, for professional services rendered for tax compliance, tax advice, and tax planning services.

All Other Fees

        During the fiscal years ended December 31, 2012 and December 31, 2011, we were not billed by Ernst & Young LLP for any fees for services, other than those described above, rendered to us and our affiliates for those two fiscal years.

Pre-Approval of Services

        Our Audit Committee sets forth the procedures under which services provided by our independent registered public accounting firm will be pre-approved by our Audit Committee. The potential services that might be provided by our independent registered public accounting firm fall into two categories:

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  Services that are permitted, including the audit of our annual financial statements, the review of our quarterly financial statements, related attestations, benefit plan audits and similar audit reports, financial and other due diligence on acquisitions, and federal, state, and non-US tax services; and

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  Services that may be permitted, subject to individual pre-approval, including compliance and internal-control reviews, indirect tax services such as transfer pricing and customs and duties, and forensic auditing.

        Services that our independent registered public accounting firm may not legally provide include such services as bookkeeping, certain human resources services, internal audit outsourcing, and investment or investment banking advice.

        All proposed engagements of our independent registered public accounting firm, whether for audit services or permissible non-audit services, are pre-approved by the Audit Committee. We jointly prepare a schedule with our independent registered public accounting firm that outlines services that we reasonably expect we will need from our independent registered public accounting firm, and categorize them according to the classifications described above. Each service identified is reviewed and approved or rejected by the Audit Committee.

 REPORT OF THE AUDIT COMMITTEE

        In monitoring the preparation of our financial statements, the Audit Committee met with both management and Ernst & Young LLP, our independent registered public accounting firm for the year ended December 31, 2012, to review and discuss all financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and our independent registered public accounting firm advised the Audit Committee that each of the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee's review included a discussion of the matters required to be discussed pursuant to the Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, (Codification of Statements on Auditing Standards, AU Section 380) as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T, or SAS 61. SAS 61 requires our independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

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  Methods used to account for significant or unusual transactions;

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  The effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

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  The process used by management to formulate sensitive accounting estimates and the basis for the independent registered public accounting firm's conclusion regarding the reasonableness of any such estimates; and

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  Any disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures necessary in the financial statements.

        The Audit Committee has discussed the independence of Ernst & Young LLP, our independent registered public accounting firm for the year ended December 31, 2012, including the written disclosures made by Ernst & Young LLP to the Audit Committee, as required PCAOB Rule 3526, "Communication with Audit Committees Concerning Independence." PCAOB Rule 3526 requires the independent registered public accounting firm to (i) disclose in writing all relationships that, in the independent registered public accounting firm's professional opinion, may reasonably be thought to bear on independence, (ii) confirm their perceived independence, and (iii) engage in a discussion of independence with the Audit Committee.

        Finally, the Audit Committee continues to monitor the scope and adequacy of our internal controls and other procedures, including any and all proposals for adequate staffing and for strengthening internal procedures and controls where appropriate and necessary.

        On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC.

        The Audit Committee reviewed its written Charter previously adopted by our Board of Directors. Following this review, the Audit Committee determined that no changes needed to be made with respect to the Audit Committee Charter at this time.

By the Audit Committee of the Board of Directors
Kenneth Zuerblis, Chairperson Ron Bentsur J. Kevin Buchi
Dated April 19, 2013

 OUR EXECUTIVE OFFICERS

Executive Officers

        Our current executive officers are as follows:

Name	Age	Position
Ivan Bergstein, M.D.	47	President, Chief Executive Officer, and Chairman of the Board of Directors
Eric K. Rowinsky, M.D.	56	Executive Vice President, Chief Medical Officer and Head of Research and Development
Stephen P. Hall	62	Vice President of Finance and Chief Accounting Officer
Kenneth Hoberman	48	Chief Operating Officer

        No executive officer is related by blood, marriage or adoption to any other director or executive officer. The biography of Ivan Bergstein, M.D. is presented in connection with "Corporate Governance" beginning on page 4 of this proxy statement.

        Eric K. Rowinsky, M.D., 56, has served as our Executive Vice President, Chief Medical Officer and Head of Research and Development since November 2011. Prior to joining Stemline, Dr. Rowinsky was co-founder and Chief Executive Officer of Primrose Therapeutics, Inc., a start-up biotechnology company, from June 2010 until September 2011 when it was acquired. He also served as a drug development and regulatory strategy consultant to the ImClone-Lilly Oncology Business Unit and several other biopharmaceutical and life sciences companies from 2010 to 2011. From 2005 to 2009, Dr. Rowinsky was Executive Vice President and Chief Medical Officer of ImClone Systems, Inc., where he led the FDA approval of Erbitux® for head and neck and colorectal cancers and advanced eight other monoclonal antibodies through clinical development. From 1996 to 2004, Dr. Rowinsky held several positions at the Cancer Therapy and Research Center, including Director of the Institute of Drug Development (IDD) and the SBC Endowed Chair for Early Drug Development at the IDD. From 1996 to 2006, he was a Clinical Professor of Medicine at the University of Texas Health Science Center at San Antonio. From 1988 to 1996, Dr. Rowinsky was an Associate Professor of Oncology at the Johns Hopkins University School of Medicine. He was a longstanding National Cancer Institute principal and co-principal investigator from 1990 to 2004, and was integrally involved in pivotal clinical and preclinical investigations that led to the development of numerous cancer therapeutics, including paclitaxel, docetaxel, topotecan, irinotecan, erlotinib, gefitinib, and temsirolimus among others. Dr. Rowinsky is currently an Adjunct Professor of Medicine at New York University School of Medicine and he sits on the board of directors of several publicly traded biopharmaceutical and life sciences companies, including Biogen Idec Inc., as well as several private biopharmaceutical companies. During the past five years, Dr. Rowinsky has also served as a director of ADVENTRX Pharmaceuticals, Inc. and Tapestry Pharmaceuticals, Inc., both life sciences companies. Dr. Rowinsky received his M.D. from Vanderbilt University School of Medicine. He completed his residency in internal medicine at the University of California, San Diego and completed his fellowship in medical oncology at Johns Hopkins Oncology Center. He holds a B.A. from New York University.

        Stephen P. Hall, 62, joined us as a full time employee in October 2012 and serves as our Vice President of Finance and Chief Accounting Officer. Prior to joining Stemline full time, Mr. Hall acted as a consultant to Stemline since March 2012 on our accounting, finance, human resources and information technology matters. Previously, Mr. Hall was founder and managing director of Deimos Consulting, LLC, a management consulting firm specializing in Life Sciences. Mr. Hall has also served as Senior Vice President, Chief Financial Officer, Chief Compliance Officer and Treasurer of Orthocon, Inc. a New York-based medical products company, from October 2009 to October 2010. Prior to this, Mr. Hall served as Senior Vice President, Chief Financial Officer and Treasurer of Helicos BioSciences, a public life science company, from May 2008 until August 2009. Mr. Hall previously served as Senior Vice President and Chief Financial Officer of TriPath Imaging, Inc., a public cancer diagnostics company, from September 2001 to December 2006, when it was acquired by Becton, Dickinson and Company, at which time Mr. Hall continued to serve as Senior Advisor to Becton, Dickinson and Company from December 2006 to June 2007. Mr. Hall served as Chief Financial Officer and President of the Imaging and Power System Division of Colorado Medtech, Inc., a public medical products and services company, from September 1999 until August 2001. From September 1990 to August 1993, he served as Chief Financial Officer for BioTechnica International, Inc., a publicly-held agricultural products company. Mr. Hall spent four years with the accounting firm of Peat, Marwick, Mitchell & Co. He earned an A.B. degree from Harvard College and an MBA from the Stanford Graduate School of Business.

        Kenneth Hoberman, 48, was appointed Chief Operating Officer of Stemline in March 2013. Prior to that Mr. Hoberman served as our Vice President of Operations since February 2012. From 2004 to 2012, Mr. Hoberman was Vice President of Corporate and Business Development of Keryx Biopharmaceuticals, Inc., where he was instrumental in securing multiple sources of capital including over $200 million in equity investments through public and private offerings. He also initiated and executed a $100 million strategic alliance and originated, negotiated and closed dozens of licensing and operational contracts, and helped grow the company to a $900 million market capitalization at its peak. Previously, he was Managing Director at Hawkins BioVentures, a healthcare advisory firm. Mr. Hoberman received a B.S.B.A. in Finance from Boston University and completed post-baccalaureate studies at Columbia University.

COMPENSATION DISCUSSION AND ANALYSIS

        In the paragraphs that follow, we give an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our executive officers, and the material factors that we considered in making those decisions. Later in this proxy statement under the heading "Executive Compensation," you will find a series of tables containing specific information about the compensation earned or paid in 2012 to the following individuals, whom we refer to as our named executive officers, or NEOs:

  •
  Ivan Bergstein, M.D., our President and Chief Executive Officer;

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  Eric K. Rowinsky, M.D., our Executive Vice President, Chief Medical Officer and Head of Research and Development;

  •
  Stephen P. Hall, our Vice President of Finance and Chief Accounting Officer; and

  •
  John T. Cavan, who served as our Chief Accounting Officer from March 2012 to August 2012.

Compensation Philosophy and Objectives

        Our compensation programs are designed to motivate our employees to work toward achievement of our corporate mission to create long-term sustained stockholder value by discovering, acquiring, developing and commercializing proprietary therapeutics that target both cancer stem cells, or CSCs, and tumor bulk. In order to achieve our key business and strategic goals, we must be able to attract, retain and motivate quality employees in an exceptionally competitive environment. Our industry is highly scientific, regulated, scrutinized and dynamic, and as a result, we require employees that are highly educated, dedicated and experienced. The primary objectives of our executive compensation program are to:

  •
  attract, retain and motivate experienced and talented executives;

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  ensure executive compensation is aligned with our corporate strategies, research and development programs and business goals;

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  recognize the individual contributions of executives while fostering a shared commitment among executives by aligning their individual goals with our corporate goals;

  •
  promote the achievement of key strategic, development and operational performance measures by linking compensation to the achievement of measurable corporate and individual performance goals; and

  •
  align the interests of our executives with our stockholders by rewarding performance that leads to the creation of stockholder value.

Determining Executive Compensation

        Each of our NEOs was hired by us before our Board of Directors established a formal executive compensation program. Historically, in determining compensation levels of our executive officers, our Board of Directors considered the compensation objectives noted above, our financial status, the contributions that the management team had made to our business and trends in the industry in which we compete. The Board also considered the applicable terms of any employment agreements in effect with any of our executive officers. Other than for new hires, the Board of Directors evaluated compensation annually at the beginning of the year, determining bonuses for the prior year and setting base salaries for the coming year for each executive officer. The Board of Directors also periodically granted stock options under our Amended and Restated 2004 Employee, Director and Consultant Stock Plan, which we refer to as the 2004 Equity Plan.

        Currently, we have employment agreements with Drs. Bergstein and Rowinsky and Mr. Hall. We entered into an employment agreement with Dr. Bergstein in October 2007, with Dr. Rowinsky in November 2011 and with Mr. Hall in October 2012 as part of our hiring process. In June 2012, we entered into an amended and restated employment agreement with Dr. Bergstein, which became effective at the time of our initial public offering earlier this year. We were also party to an employment agreement with Mr. Cavan prior to the separation of his employment with us in August 2012.

        Historically, our President and Chief Executive Officer, Dr. Bergstein, has been actively involved in the compensation decisions regarding our executive officers and other employees, including evaluating and communicating with such employees and serving as a member of our Board of Directors (which for several years prior to 2012 consisted of Dr. Bergstein and one other member).

        We expect to continue an annual compensation process under our new compensation program and Compensation Committee. We expect our Chief Executive Officer will continue to evaluate the compensation and performance of each other executive, from his own perspective and based on input from others within our Company, and to make a recommendation to our Compensation Committee with respect to each executive officer, other than himself, as to:

  •
  the level of contributions made to the general management and guidance of the Company;

  •
  the need for salary increases;

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  the amount of bonuses to be paid, including the achievement of stated corporate and individual performance goals; and

  •
  whether or not equity incentive awards should be made.

        These recommendations will be reviewed by our Compensation Committee and taken into account by our Compensation Committee when it makes a final determination on all such matters.

        To achieve our compensation objectives in the future, we expect that our Board of Directors, generally, and our Compensation Committee, in particular, will evaluate our executive compensation program with the goal of setting and maintaining compensation at levels that are appropriate based on each executive's level of experience, performance and responsibility and competitive with those of other companies in our industry and our region that compete with us for executive talent. In addition, we expect that our executive compensation program will tie a substantial portion of each executive's overall compensation to key strategic, financial and operational goals. We have provided, and expect to continue to provide, a portion of our executive compensation in the form of stock-based compensation, which we believe helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the long-term success of our Company.

        For purposes of determining total compensation and the primary components of compensation for our executive officers in 2011 and 2012, we did not retain the services of a compensation consultant or use survey information or compensation data to engage in benchmarking. We expect that in the future our Compensation Committee will consider publicly available compensation data for national and regional companies in the biotechnology and pharmaceutical industry to help guide their executive compensation decisions at the time of hiring and for subsequent adjustments in compensation.

 Components of Our Executive Compensation Program

        Our executive compensation program consists of the following components:

Compensation Element	Purpose
Base salary	Base salary represents the fixed portion of an executive's annual compensation and is intended to recognize the executive's value to the Company based on skills and experience relative to the responsibilities of his position.
Annual performance-based cash bonuses	Annual cash incentive awards represent the portion of an executive's compensation that is intended to vary as a direct reflection of Company and individual performance for the year.
Stock-based awards	Long-term equity awards are intended to reward performance over a multi-year period, link the interests of executives to those of the stockholders, and encourage retention.
Health and welfare benefits

These benefits are intended to provide competitive levels of medical and disability coverage, and retirement benefits under our 401(k) plan. Our executives participate in the same programs offered to all of our eligible employees.

Severance benefits

Certain of our executives have employment agreements that provides for severance benefits in certain circumstances. These severance benefits are intended to incentivize the executives to continue to create stockholder value in connection with change in control or other situations in which they could be terminated without cause.

        We do not, and do not expect in the future to, have a formal or informal policy for allocating between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, our Board of Directors, after reviewing data it considers relevant, has determined subjectively what it believes to be the appropriate level and mix of the various compensation components. Ultimately, the objective in allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for our Company and our stockholders.

        Our employment agreements with Drs. Bergstein and Rowinsky contain provisions relating to base salaries, annual bonuses and severance and change in control arrangements. Our employment agreement with Mr. Hall contains provisions relating to base salary and annual bonus. Details of these employment agreements are provided below under the heading "—Employment Agreements."

2012 Executive Compensation

Base Salary

        We use base salaries to recognize the experience, skills, knowledge and responsibilities of our employees, including our executive officers. Base salaries for our named executive officers were established through arm's-length negotiation at the time the executive was hired, taking into account the position for which the executive was considered and the executive's qualifications, prior experience and prior salary.

        Dr. Bergstein's annual base salary has been $350,000 since 2008. In accordance with a practice in effect between 2008 and 2011, the Board of Directors approved annual 7% base salary increases for Dr. Bergstein and certain key employees conditioned upon the occurrence of specified financing or other strategic corporate events, including an initial public offering, and the employee's continued

employment with us at such time. The Board of Directors conditioned the payment of these base salary increases on certain specified financings or other strategic corporate events for the purposes of maintaining its cash balances. As a result, an aggregate of $153,980 in base salary increases, representing a 7% compounding annual salary increase for the years from 2008 to 2011, were earned and paid to Dr. Bergstein in connection with the initial public offering in 2013. Beginning on the effective date of the initial public offering registration statement, Dr. Bergstein's initial annual base salary was increased to $458,779.

        Dr. Rowinsky's 2011 and 2012 annual base salary was $250,000 pursuant to the terms of his employment agreement.

        Mr. Hall became our Vice President of Finance and Chief Accounting Officer in October 2012, and his annualized 2012 base salary was set at $100,000 pursuant to the terms of his employment agreement.

        Mr. Cavan served as our Vice President of Finance and Chief Accounting Officer from March 2012 to August 2012, and his annualized 2012 base salary was $100,000 pursuant to the terms of his employment agreement.

        In approving these base salaries, our Board of Directors considered the factors discussed above, including the qualifications, prior experience and prior salary of each of Drs. Bergstein and Rowinsky and Messrs. Hall and Cavan, and, in the case of Dr. Bergstein, various Company accomplishments under his leadership. Because the determination of Dr. Rowinsky's and Messrs. Hall's and Cavan's base salaries were made as part of our negotiation of the terms of their employment with us, the Board of Directors considered the overall terms of each executive's employment agreement and each executive's anticipated role in the Company.

        In addition to amending and restating our employment agreement with Dr. Bergstein, in 2013 our Compensation Committee also increased the base salaries of our current executive officers and other key employees to recognize their increased responsibilities with respect to serving as executives of a publicly-traded company. We believe that the base salaries for our named executive officers are aligned with our executive compensation objectives stated above and competitive with those of similarly-situated companies.

        We expect that our Compensation Committee will annually review and evaluate, with input from our Chief Executive Officer, the need for adjustment of the base salaries of our executives based on changes and expected changes in the scope of an executive's responsibilities, including promotions, the individual contributions made by and performance of the executive during the prior year, the executive's performance over a period of years, overall labor market conditions, the relative ease or difficulty of replacing the executive with a well-qualified person, our overall growth and development as a company, general salary trends in our industry and among our peer group and where the executive's salary falls in the salary range presented by that data. In making decisions regarding salary increases, we may also draw upon the experience of members of our Board of Directors with other companies.

Annual Cash Bonus

        Historically, our Board of Directors determined the amount of discretionary annual cash bonuses for our executive officers based on our attaining certain performance measures and each officer's contribution to our attaining such measures. For years 2008 through 2011, in order to maintain adequate cash balances, our Board of Directors required that the payment of any awarded annual cash bonuses to our executive officers and other key employees be conditioned upon the occurrence of specified financing or other strategic corporate events, including an initial public offering, and the employee's continued employment with us at such time, and, in some cases, additional conditions.

        Additionally, for 2011, the Board of Directors approved certain conditional bonus payments that were or will be payable to each of our employees (with the exception of Dr. Rowinsky, who was already entitled to a bonus payment contingent upon an initial public offering pursuant to his employment agreement) upon either (i) the occurrence of an initial public offering and other specified conditions (which vary by individual), provided that the employee is still employed by the Company at the time of the completion of the initial public offering, or (ii) the one-year anniversary of the completion of the initial public offering, provided that the employee is still employed by the Company on such anniversary.

        In accordance with the terms of his employment agreement, Dr. Bergstein is eligible to receive an annual bonus award in an amount up to 50% of his base salary, taking into account the conditional 7% annual increases to his base salary that are subject to certain conditions (the amount of such increases was an aggregate of $153,980 for the years 2009-2011). For years 2008, 2009, 2010 and 2011 our Board of Directors approved the award of annual cash bonuses to Dr. Bergstein equal to $175,000, $187,250, $50,179 and $57,192, respectively, payable to Dr. Bergstein upon the closing of the initial public offering in 2013, with an additional $50,000 in respect of each of 2010 and 2011 payable one year after the closing of the offering, provided Dr. Bergstein is employed by us on each such date. The Board of Directors considered a variety of factors in making these determinations and structuring the timing of the awards, including the finalization of critical license agreements, achievement of clinical trial milestones, key patent allowances and various business development objectives, an important tax grant award, presentation of scientific data at major conferences and key patent issuances or allowances, and efforts towards positioning the Company for an initial public offering. Dr. Bergstein's key leadership role in the achievement of each of the foregoing factors was considered by our Board of Directors in determining the amount of Dr. Bergstein's discretionary bonus awards, as well as a desire to provide an incentive for Dr. Bergstein to remain with the Company following such offering.

        In addition, in 2012 Dr. Bergstein was awarded a bonus of $96,472, which payment was contingent upon the completion of an initial public offering of more than $30,000,000 and Dr. Bergstein's continued employment with us at such time. The Board of Directors approved this bonus amount as an incentive to maximize the value of the Company's initial public offering and recognize Dr. Bergstein's efforts in efficiently building the clinical pipeline and infrastructure necessary to achieve such an offering. Pursuant to his amended and restated employment agreement, in future years Dr. Bergstein will be eligible to receive an annual bonus award in an amount equal to 70% of his base salary.

        Pursuant to his employment agreement, Dr. Rowinsky is entitled to receive specified cash bonus amounts upon the occurrence of certain events, including the completion of the initial public offering during his employment. Following the offering, Dr. Rowinsky is eligible to earn discretionary annual cash bonuses up to 50% of his base salary depending on our market capitalization. Details of Dr. Rowinsky's employment agreement are provided below under the heading "—Employment Agreements."

        The Board of Directors has not yet met to determine the actual cash bonus awards, if any, that will be paid for 2012, but it anticipates that such determination will be made in the second half of 2013.

        We are in the process of designing an annual cash bonus program to reward our executive officers in the future. We expect that our Compensation Committee will provide for increases in the target bonus percentage for our current executive officers to recognize their increased responsibilities with respect to serving as executives of a publicly-traded company. We expect that our annual cash bonus program will be based upon the achievement of specified annual corporate goals that will be established in advance by our Compensation Committee. We expect that our annual cash bonus program will emphasize pay-for-performance and will be intended to closely align executive compensation with achievement of specified operating results as the amount paid will be calculated on the basis of achievement of corporate goals. The performance goals established by our Compensation Committee will be based on the business strategy of the Company and the objective of building stockholder value.

        We expect that our process for determining if and the extent to which an annual cash bonus will be payable to a named executive officer will consist of three steps. First, at the beginning of the year, our Compensation Committee will determine the target annual cash incentive award for the named executive officer based on a percentage of the officer's annual base salary for that year. Second, our Compensation Committee will establish the specific performance goals that must be met for the officer to receive the award. Third, shortly after the end of the year, the Compensation Committee will determine the extent to which these performance goals were met and the amount of the award. We expect that our Compensation Committee will work with our Chief Executive Officer to develop corporate goals that they believe can be reasonably achieved with hard work over the course of the year. We do not expect that our past practice of making the payment of annual cash bonuses conditional upon the occurrence of specified events will continue.

Stock-Based Awards

        Our equity award program is the primary vehicle for offering long-term incentives to our executives. While we do not have any equity ownership guidelines for our executives, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity awards contributes to executive retention by providing an incentive for our executives to remain in our employ during the vesting period. In the past, our executives were eligible to participate in the 2004 Equity Plan, and all equity awards granted in 2012 were pursuant to the 2004 Equity Plan. Following the closing of the initial public offering, our employees and executives will be eligible to receive stock-based awards pursuant to our 2012 Equity Incentive Plan, which we refer to as the 2012 Equity Plan. Under our 2012 Equity Plan, executives will be eligible to receive grants of stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights and other stock-based equity awards at the discretion of our Board of Directors.

        Historically, our equity awards have been in the form of stock options. Because our executives profit from stock options only if our stock price increases relative to the stock option's exercise price, we believe stock options provide meaningful incentives for our executives to achieve increases in the value of our stock over time. While we currently expect to continue to use stock options as the primary form of equity awards that we grant to our executive officers, we may in the future use alternative forms of equity awards, such as restricted stock or restricted stock units.

        We expect that our Compensation Committee will continue to use equity awards to compensate our executive officers in the form of initial grants in connection with the commencement of employment and may make greater use of equity awards on an annual basis to our executive officers. We may also make additional discretionary grants, typically in connection with the promotion of an employee, to reward an employee, for retention purposes or in other circumstances recommended by management.

        The equity awards that we have granted to our executives are subject to time-based vesting or event-based vesting, or a combination of each. The awards subject to time-based vesting generally vest over a period of between three to four years following the grant date. The awards subject to event-based vesting generally vest upon the occurrence of a significant financing or strategic event. Vesting ceases upon termination of employment and exercise rights cease shortly after termination of employment, except that in the case of a termination for cause exercise rights cease immediately upon termination of employment. Prior to the exercise of a stock option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights or the right to receive dividends or dividend equivalents.

        We have granted stock options with exercise prices that are set at no less than the fair market value of shares of our common stock on the date of grant as determined by our Board of Directors. The exercise price of all stock options granted after the closing of our initial public offering will be equal to the fair market value of shares of our common stock on the date of grant, which generally will be determined by reference to the closing market price of our common stock on the date of grant.

        In February 2012, pursuant to our employment agreement with Dr. Rowinsky and in recognition of his service to us, we granted Dr. Rowinsky options to purchase a total of 112,202 shares of our common stock at an exercise price of $3.30 per share, the fair market value of our common stock on the date of grant as determined by our Board of Directors. Of these options, the right to purchase 17,765 shares vested upon the closing of the initial public offering, while of the remaining, 25% vest on the first anniversary of the grant date and the remaining 75% vest in approximately equal quarterly installments through the fourth anniversary of the grant date. A portion of the options are subject to partial accelerated vesting upon the termination of Dr. Rowinsky's employment without "cause" or for "good reason", or full accelerated vesting if such termination occurs within 12 months following a "change in control" transaction. If Dr. Rowsinky remains employed following a change in control transaction, a portion of the unvested options would vest as to 50% after six months and as to 100% after one year.

        In March 2012, we granted Dr. Bergstein an option to purchase 180,704 shares of our common stock at an exercise price of $3.30 per share, the fair market value of our common stock on the date of grant as determined by our Board of Directors. This option vests over a four year period, in which 25% vest upon the first anniversary of the vesting commencement date, and the remaining 75% vest in equal quarterly installments. With respect to the right to purchase 90,352 of the shares underlying this option, the vesting commencement date is January 1, 2012, and with respect to the remaining 90,352 shares underlying this option, the vesting commencement date is the closing of the initial public offering.

        In March 2012, we granted Mr. Cavan an option to purchase 23,375 shares of our common stock at an exercise price of $3.30 per share, the fair market value of our common stock on the date of grant as determined by our Board of Directors. The vesting terms of this option were amended in July 2012 so that it would vest over a three year period starting at the closing of the initial public offering. In March 2012, we also granted Mr. Cavan an option to purchase 11,688 shares of our common stock at an exercise price of $3.30 per share, the fair market value of our common stock on the date of grant as determined by our Board of Directors. This option was to vest following the initial offering in accordance with a vesting schedule to be determined by our Chief Executive Officer. Mr. Cavan forfeited each of the foregoing options in connection with his separation of his employment with us in August 2012.

Benefits and Other Compensation

        We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. We maintain a health benefits program that is provided to all employees. All of our executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our named executive officers.

        In certain circumstances, we may award cash signing bonuses or may reimburse relocation expenses when executives first join us as employees. Whether a signing bonus is paid or relocation expenses are reimbursed, and the amount of either such benefit, is determined by our Board of Directors on a case-by-case basis based on the specific hiring circumstances and the recommendation of our Chief Executive Officer.

        Pursuant to his employment agreement, Dr. Rowinsky was entitled to an annual allowance of $15,000 for commuting expenses (which is pro-rated for periods of less than one year and accrued until the closing of our initial public offering, when it was payable in a lump sum payment), as well as reimbursement of certain professional memberships and the cost of attendance at industry conferences.

Severance and Change in Control Benefits

        Pursuant to employment agreements we have entered into with certain of our executives, these executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change in control of our Company. Please refer to "—Employment Agreements" for a more detailed discussion of these benefits. We have provided estimates of the value of the severance payments made and other benefits provided to executives under various termination circumstances, under the heading "—Potential Payments Upon Termination or Change in Control" below.

        We believe providing these benefits helps us compete for executive talent. Based on the substantial business experience of the members of our Board of Directors, we believe that our severance and change in control benefits are generally in line with severance packages offered to executives by companies at comparable stages of development in our industry and related industries.

Report of the Compensation Committee

        The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on the review and discussions noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC.

By the Compensation Committee of the Board of Directors
Eric L. Dobmeier, Chairperson Ron Bentsur J. Kevin Buchi

RISK ASSESSMENT OF COMPENSATION PROGRAMS

        The Compensation Committee has reviewed with management the design and operation of our incentive compensation arrangements for all employees, including executive officers, for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company. Management and the Compensation Committee reviewed the Company's incentive compensation arrangements for the purpose of identifying any aspects of such programs that might encourage behaviors that could exacerbate business risks. In conducting this assessment, the Compensation Committee considered, among other things, the performance objectives used in connection with these incentive awards and the features of the Company's compensation program that are designed to mitigate compensation-related risk. The Compensation Committee concluded that any risks arising from the Company's compensation plans, policies and practices are not reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

        The following table sets forth the total compensation awarded to, earned by or paid to our named executive officers during 2011 and 2012:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Ivan Bergstein, M.D.	2012	350,000	—	396,470	—		746,470
President and Chief Executive Officer	2011	350,000	—	175,870	—		525,870
Eric K. Rowinsky, M.D.(3)	2012	250,000	—	918,515	—		1,168,515
Executive Vice President, Chief Medical	2011	41,667	—	—	—		41,667
Officer and Head of Research
and Development
Stephen P. Hall(4)	2012	25,000	—	—	32,000	(5)	57,000
Vice President of Finance and Chief
Accounting Officer
John T. Cavan(6)	2012	37,500	40,000	287,038	—		364,538
Chief Accounting Officer

(1)
The Board of Directors has not yet met to determine the actual cash bonus awards, if any, that will be paid for 2012, but it anticipates that such determination will be made in the second quarter of 2013.

(2)
The amounts in the "Option Awards" column reflect the aggregate grant date fair value of stock options granted during the year computed in accordance with the provisions of FASB ASC Topic 718. For those stock option awards made in 2012 and 2011 that are subject to performance conditions, the amounts shown reflect the value of the award at the grant date based upon the probable outcome of such condition, which amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating these amounts are incorporated by reference to Note 2 to the financial statements in our annual report on Form 10-K filed with the SEC on April 1, 2013.

(3)
Dr. Rowinsky commenced his employment with the Company in November 2011.

(4)
Mr. Hall commenced his employment with the Company in October 2012. He served as a consultant to the Company from April 2012 until September 2012.

(5)
Represents the aggregate consulting fees paid by the Company to Mr. Hall between April 2012 and September 2012.

(6)
Mr. Cavan served as our Chief Accounting Officer from March 2012 until August 2012.

        The following table sets forth information regarding grants of plan-based awards to our named executive officers during 2012:

Grants of Plan Based Awards in 2012

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Ivan Bergstein, M.D.	3/09/12	90,352	(1)	90,352	(1)	3.30	396,470
Eric K. Rowinsky, M.D.	3/09/12	17,765	(2)	94,437	(2)	3.30	918,515
Stephen P. Hall	—	—		—		—	—
John T. Cavan	3/05/12	—		23,375	(3)	3.30	191,357
	3/05/12	—		11,688	(4)	3.30	95,681

(1)
Represents an option to purchase 180,704 shares of our common stock granted to Dr. Bergstein on March 9, 2012. Of the 180,704 shares underlying the option award, the 90,352 listed under "All Other Option Awards" will vest 25% per year over four years beginning one year after the date of grant and the remaining 90,352 listed under "Estimated Future Payouts Under Equity Incentive Plan Awards" began vesting upon the successful completion of the IPO in January 2013.

(2)
Represents options to purchase 112,202 shares of our common stock granted to Dr. Rowinsky on March 9, 2012. Of the 112,202 shares underlying the option awards, the 94,437 listed under "All Other Option Awards" will vest 25% per year over four years beginning one year after the date of grant and the remaining 17,765 listed under "Estimated Future Payouts Under Equity Incentive Plan Awards" vested upon the successful completion of the IPO in January 2013.

(3)
Such option was scheduled to vest as to 25% upon the closing of the IPO and 25% upon the first anniversary of such closing, in each case provided Mr. Cavan was employed as our Chief Accounting Officer at such closing, an additional 25% upon the second anniversary of such closing provided Mr. Cavan was providing services to us on such anniversary and the remaining 25% upon the third anniversary of such closing provided Mr. Cavan was providing services to us on such anniversary. Mr. Cavan forfeited this option in connection with the termination of his employment with us in August 2012.

(4)
Such option was scheduled to vest following the closing of the IPO in accordance with a vesting schedule to be determined by our Chief Executive Officer. Mr. Cavan forfeited this option in connection with the termination of his employment with us in August 2012.

(5)
Option awards have been granted with exercise prices equal to the fair market value of our common stock on the date of grant.

(6)
The amounts in the "Grant Date Fair Value of Stock and Option Awards" column reflect the grant date fair value of stock and option awards granted in 2012 calculated in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at December 31, 2012

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option exercise price ($)	Option Expiration Date
Ivan Bergstein, M.D.	43,324	(1)	—	—		2.18	5/19/2013
	—		—	271,057	(2)	2.22	3/22/2020
	11,294	(3)	45,176	33,882		2.92	3/8/2021
	—	(4)	90,352	90,352		3.30	3/9/2022
Eric K. Rowinsky, M.D.	23,608	(5)	70,829	17,765		3.30	3/9/2022
Stephen P. Hall	—		—	—		—	—
John T. Cavan	—		—	—		—	—

(1)
Represents an option to purchase up to 43,324 shares of our common stock granted to Dr. Bergstein on May 19, 2008. The shares underlying this option vested as follows: 10,831 shares on December 31, 2008, 2,708 shares per quarter commencing with March 31, 2009 and ending on September 30, 2011 and 2,705 shares on December 31, 2011.

(2)
Represents an option to purchase up to 271,057 shares of our common stock granted to Dr. Bergstein on March 22, 2010. The shares underlying this option vested upon the successful initial public offering in January 2013.

(3)
Represents the exercisable portion of an option to purchase 90,352 shares of our common stock granted to Dr. Bergstein on March 8, 2011. Of the 90,352 shares underlying the option award, 45,176 will vest 25% per year over four years beginning one year after the date of grant and the remaining 45,176 vested upon the successful completion of a capital raise of at least $25 million in January 2013.

(4)
Represents an option to purchase 180,784 shares of our common stock granted to Dr. Bergstein on March 9, 2012. Of the 180,784 shares underlying the option award, 90,352 will vest 25% per year over four years beginning one year after the date of grant and the remaining 90,352 began vesting upon the successful completion of an IPO in January 2013.

(5)
Represents the exercisable portion of options to purchase 112,202 shares of our common stock granted to Dr. Rowinsky on February 29, 2012. Of the 112,202 shares underlying the option award, 94,437 will vest 25% per year over four years beginning (on November 6, 2012) and the remaining 17,765 vested upon the successful completion of an IPO in January 2013.

Options Exercised and Stock Vested in 2012

        None of our named executive officers exercised any options during 2012, and none of our named executive officers hold shares of restricted stock.

Employment Agreements

        We have employment agreements with Ivan Bergstein, M.D., our President and Chief Executive Officer, Eric K. Rowinsky, M.D., our Executive Vice President, Chief Medical Officer and Head of Research and Development, and Stephen P. Hall, our Vice President of Finance and Chief Accounting Officer. We were party to an employment agreement with John T. Cavan, our former Chief Accounting Officer, which terminated upon the separation of his employment with us in August 2012.

        The employment agreements with Drs. Bergstein and Rowinsky and Messrs. Hall and Cavan each provide that employment will continue for an indefinite period until either we or the employee provides written notice of termination in accordance with the terms thereof. In addition, each named executive officer is bound by non-solicitation, non-competition, confidentiality and inventions assignment provisions that, among other things, prevent the executive from competing with us during the term of his employment and for a specified time thereafter.

Ivan Bergstein, M.D.

        We entered into an employment agreement with Ivan Bergstein, M.D. in October 2007. The employment agreement provides for an initial annual base salary of $350,000, which is reviewed annually by the Board of Directors and may be increased (but not decreased) at its discretion. In addition, Dr. Bergstein is eligible to receive an annual cash bonus of up to 70% of his then-base salary, as determined by the Board of Directors. Our existing employment agreement with Dr. Bergstein also contains severance and change in control provisions, as well as other provisions.

        In June 2012, we entered into an amended and restated employment agreement with Dr. Bergstein, which became effective on the effective date of the registration statement relating to the initial public offering. The employment agreement provides for an initial annual base salary of $458,779, subject to annual increases based on a Consumer Price Index, and a target annual performance bonus set at 50% of Dr. Bergstein's annual base salary. Dr. Bergstein is also eligible to receive bonuses, in amounts and forms to be determined by the Board of Directors, upon our achieving specified clinical development, financial and operational milestones. If we terminate Dr. Bergstein without "cause" or if he terminates his employment with us for "good reason," in each case other than in connection with or following a change in control, or upon a termination of Dr. Bergstein's employment for "disability" (each as defined in his employment agreement), we are obligated to pay Dr. Bergstein a sum equal to 24 months of his then-current base salary six months following such termination and any unpaid annual performance and other bonuses earned in the prior year and provide continuing coverage under our group medical benefits for up to six months following such termination. In the case of a termination without cause or for good reason in connection with or following a change in control, we are obligated to pay Dr. Bergstein a lump sum payment equivalent to 2.99 times the aggregate of his then-current base salary and target annual performance bonus (less any severance amounts already received), and accelerate in full the vesting of all outstanding equity awards. In addition, Dr. Bergstein is bound by non-competition, confidentiality and employee and customer non-solicitation restrictions that, among other things, prevent him from competing with us during the term of his employment and for a specified time thereafter.

Eric K. Rowinsky, M.D.

        We entered into an employment agreement with Eric K. Rowinsky, M.D. in November 2011. The employment agreement provides for an initial annual base salary of $250,000, subject to increases based upon achievement of funding thresholds prior to the initial public offering. In each year following the initial public offering, Dr. Rowinsky's base salary will range between $350,000 and $425,000 according to our market capitalization, measured annually. Dr. Rowinsky was entitled to a cash bonus of at least $100,000 and up to $200,000 conditioned on his continued employment at the time of the closing of the initial public offering and based on the timing of the initial public offering. Following the initial public offering, Dr. Rowinsky is eligible to receive an annual cash bonus at a target amount of between 30% and 35% of his then-base salary, as determined by our market capitalization measured annually and Dr. Rowinsky's performance.

        Dr. Rowinsky is entitled to an annual allowance of $15,000 for commuting expenses (which is prorated for periods of less than one year and accrues until the consummation of the initial public offering when it is payable in a lump sum payment), as well as reimbursement of certain professional memberships and the cost of attendance at industry conferences.

        Pursuant to the employment agreement, Dr. Rowinsky was granted an option, which we refer to as the New Hire Option, to purchase 70,126 shares of our common stock, as well an option, which we refer to as the Anti-Dilution Option, to purchase 18,701 shares of our common stock, each at an exercise price of $3.30 per share. In addition, Dr. Rowinsky was granted an option to purchase 23,375 shares of our common stock, at an exercise price of $3.30 per share. The Anti-Dilution Option will only become exercisable, to the extent vested, if upon the closing of the initial public offering Dr. Rowinsky's aggregate holdings of our common stock and options to purchase shares of our common stock equal less than 1.25% of our issued and outstanding capital stock (giving effect to the initial public offering) (such amount is the Minimum Equity Holdings Amount), and in such case the Anti-Dilution Option shall only be exercisable to the extent necessary so that Dr. Rowinsky's aggregate holdings equal the Minimum Equity Holdings Amount. To the extent the Anti-Dilution Option becomes exercisable and Dr. Rowinsky's aggregate holdings equal less than the Minimum Equity Holdings Amount, we are obligated to grant Dr. Rowinsky an additional option to purchase that number of shares of our common stock such that his aggregate holdings shall equal the Minimum Equity Holdings Amount.

        If we terminate Dr. Rowinsky without "cause" or if he terminates employment with us for "good reason," (each as defined in his employment agreement) including if such termination occurs within 12 months following a change in control, we are obligated to pay Dr. Rowinsky his base salary for 12 months, and up to 24 months, following such termination (in the case of a termination following a change in control, the payment is made in a lump sum) and provide continuing coverage under our group medical benefits for between 12 months and 18 months following such termination. In the case of a termination without cause or for good reason (other than in connection with or following a change in control), the duration of Dr. Rowinsky's severance period (whether 12, 18 or 24 months) depends on (i) when the termination occurs in relation to the closing of our initial public offering or another significant financing event, (ii) the duration of Dr. Rowinsky's employment with us and (iii) our market capitalization at the time of such termination. In the case of a termination without cause or for good reason in connection with or following a change in control, the duration of Dr. Rowinsky's severance period depends on (i) when the change in control occurs in relation to the closing of our initial public offering and (ii) our market capitalization immediately prior to the public announcement of the change in control transaction. Additionally, we are obligated to pay him a pro-rata portion of certain cash bonuses earned and awarded under the employment agreement, as well as a pro-rata bonus for the portion of the year in which he was employed by us.

        In addition, Dr. Rowinsky is bound by non-competition, confidentiality and employee and customer non-solicitation restrictions that, among other things, prevent him from competing with us during the term of his employment and for a specified time thereafter.

Stephen P. Hall

        We entered into an employment agreement with Stephen P. Hall in October 2012. The employment agreement provides for an annual base salary of $100,000, which was to increase to $190,000 following the closing of the initial public offering. Subsequent to the closing of the initial public offering and effective February 1, 2013, Mr. Hall's annual base salary was increased to $250,000. Mr. Hall is entitled to an annual cash bonus of up to 40% of his then-base salary, and he is also entitled to a one-time cash bonus of $72,000 subject to the closing of the initial public offering, payable in two equal installments at specified time periods. He is also entitled to a stock-based equity award in an amount to be determined by the Board of Directors. Mr. Hall's base salary and annual bonus may be adjusted from time to time by our Chief Executive Officer at his discretion.

        In addition, Mr. Hall is bound by non-competition, confidentiality, assignment of inventions and employee and customer non-solicitation restrictions that, among other things, prevent him from competing with us during the term of his employment and for a specified time thereafter.

John T. Cavan

        We entered into an employment agreement with John T. Cavan in March 2012. The employment agreement provided for an annual base salary of $100,000, which was subject to an increase to $195,000 as of October 1, 2012 subject to Mr. Cavan's continued employment with us. Mr. Cavan was entitled to an annual cash bonus of up to 25% of his then-base salary, and he was also entitled to one-time cash bonuses of $40,000 payable on October 1, 2012 and of $28,833 payable on October 1, 2012 subject to his continued employment with us. Pursuant to the employment agreement, as amended as of July 26, 2012, Mr. Cavan was granted options to purchase an aggregate of 35,063 shares of our common stock at an exercise price of $3.30 per share.

        If we terminated Mr. Cavan without "cause" (as defined in his employment agreement) following the first anniversary of his hire date, we would have been obligated to pay Mr. Cavan his base salary for 6 months. Additionally, if we terminated Mr. Cavan's employment without "cause" within 90 days following a "change in control" (as defined in his employment agreement), all of Mr. Cavan's options granted pursuant to his employment agreement would have become fully vested and immediately exercisable. In August 2012, we separated our employment with Mr. Cavan. All options granted to Mr. Cavan were unvested, expired unexercised and were cancelled by us in accordance with their terms.

        Mr. Cavan continues to be bound by non-competition, confidentiality, assignment of inventions and employee and customer non-solicitation restrictions that, among other things, prevent him from competing with us for a specified time after the termination of his employment with us.

Potential Payments upon Termination or Change in Control

        The following tables set forth information regarding potential payments that each named executive officer who was serving as an executive officer as of December 31, 2012 would have received if the executive officer's employment had terminated as of December 31, 2012 under the circumstances set forth below, assuming in the case of Dr. Bergstein that his amended and restated employment agreement described above was in effect as of December 31, 2012:

Termination Without Cause or for Good Reason Absent a Change in Control
Name	Cash Payment		Value of Stock Options with Accelerated Vesting	Value of Benefits
Ivan Bergstein, M.D.	$1,146,948	(1)	$2,379,885	$9,000	(2)
Eric K. Rowinsky, M.D.	$—		$—	$—
Stephen P. Hall	$—		$—	$—
John T. Cavan	$—		$—	$—

	Termination Without Cause or for Good Reason in Connection With or Following a Change in Control
Name	Cash Payment		Value of Stock Options with Accelerated Vesting(3)	Value of Benefits
Ivan Bergstein, M.D.	$2,057,624	(4)	$3,018,682	$—
Eric K. Rowinsky, M.D.	$250,000	(5)	$—	$27,000	(6)
Stephen P. Hall	$—		$—	$—
John T. Cavan	$—		$—	$—

(1)
Represents twenty four months of Dr. Bergstein's base salary of $458,779 per his amended and restated employment agreement and an annual performance bonus calculated at 50% of Dr. Bergstein's base salary.

(2)
Represents six months continuation of standard employee benefits, including health insurance and benefits.

(3)
Represents the in-the-money value of 100% of the unvested portion of such person's equity awards as of December 31, 2012. The value is calculated by multiplying the amount (if any) by which $11.00, the midpoint of the price range set forth in the IPO prospectus, exceeds the exercise price of the option, by the number of shares subject to the accelerated portion of the option.

(4)
Represents 2.99 times the sum of Dr. Bergstein's base salary of $458,779 and an annual performance bonus calculated at 50% of Dr. Bergstein's base salary.

(5)
Represents twelve months of base salary. Dr. Rowinsky's employment agreement provides that if Dr. Rowinsky's employment is terminated without cause or for good reason in connection with or following a change in control and such termination occurs before the consummation of our initial public offering, then Dr. Rowinsky is entitled to receive twelve months of base salary. Because our initial public offering was not consummated before December 31, 2012, as of that date Dr. Rowinsky was entitled to receive twelve months base salary.

(6)
Represents eighteen months continuation of standard employee benefits, including health insurance and benefits.

Pension Benefits

        We do not maintain any defined benefit pension plans.

Nonqualified Deferred Compensation

        We do not maintain any nonqualified deferred compensation plans.

DIRECTOR COMPENSATION

        During 2011 and 2012, we did not pay any cash compensation to our directors.

        In March 2011, we granted Ron Bentsur an option to purchase 9,034 shares of our common stock. The option vests with respect to 1,129 shares in equal annual installments through the fourth anniversary of the grant date and with respect to the remaining 4,517 shares upon the closing of a capital-raising financing by us of at least $25.0 million. The exercise price of the option is $2.92 per share, the fair market value of our common stock on the date of grant as determined by our Board of Directors.

        In March 2012, in connection with J. Kevin Buchi's election to the Board of Directors, we granted to Mr. Buchi 13,272 shares of common stock. These shares vest with respect to 75% of the shares in equal annual installments beginning on the first anniversary and through the third anniversary of the grant date, and with respect to the remaining 25% of the shares upon the closing of the initial public offering.

        In March 2012, in connection with Kenneth Zuerblis' election to the Board of Directors, we granted to Mr. Zuerblis 5,309 shares of common stock. These shares vest with respect to 75% of the shares in equal annual installments beginning on the first anniversary and through the third anniversary of the grant date, and with respect to the remaining 25% of the shares upon the closing of the initial public offering.

        In March 2012, we granted Mr. Bentsur an option to purchase 18,070 shares of our common stock. The option vests with respect to 25% of the shares on January 29, 2014 and with respect to the remaining 75% of the shares in equal quarterly installments thereafter through January 2017. The exercise price of the option is $3.30 per share, the fair market value of our common stock on the date of grant as determined by our Board of Directors.

        In April 2012, in connection with Eric L. Dobmeier's election to the Board of Directors, we granted to Mr. Dobmeier 7,963 shares of common stock. These shares vest with respect to 75% of the shares in equal annual installments beginning on the first anniversary and through the third anniversary of the grant date, and with respect to the remaining 25% of the shares upon the closing of the initial public offering.

        In April 2012, in connection with Mr. Zuerblis' election to the Board of Directors, we granted to Mr. Zuerblis 2,654 shares of common stock. These shares vest with respect to 75% of the shares in equal annual installments beginning on the first anniversary and through the third anniversary of the grant date, and with respect to the remaining 25% of the shares upon the closing of the initial public offering.

Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)(2)	Option Awards ($)(3)	Restricted Stock Awards ($)(4)	Total ($)
Ron Bentsur	—	147,927		147,927
J. Kevin Buchi	—	—	43,850	43,850
Eric L. Dobmeier	—	—	26,310	26,310
Kenneth Zuerblis	—	—	26,310	26,310

(1)
Members of the Board of Directors have either stock options or restricted stock awards. Mr. Bentsur is the only member of the Board of Directors that has stock options awards and no shares of restricted stock. He has 67,956 shares of common stock underlying options of which 47,627 shares are exercisable as of April 22, 2013. The other directors were granted restricted stock in 2012 as described above.

(2)
During 2012, we did not pay any cash compensation to our directors.

(3)
The amounts in the "Option Awards" column reflect the aggregate grant date fair value of stock options granted during the year computed in accordance with the provisions of FASB ASC Topic 718. The assumptions used in calculating these amounts are incorporated by reference to Note 2 to the financial statements in our annual report on Form 10-K filed with the SEC on April 1, 2013.

(4)
The amounts in the "Restricted Stock Awards" column reflect the aggregate grant date fair value of restricted stock granted during the year computed in accordance with the provisions of FASB ASC Topic 718.

        Effective upon the closing of the initial public offering, our non-employee directors will be compensated for service on our Board of Directors as follows:

  •
  an annual retainer for our directors for service on our Board of Directors of $30,000;

  •
  for members of our Audit Committee, an annual fee of $7,500 ($15,000 for the chair);

  •
  for members of our Nominating Committee, an annual fee of $3,750 ($7,500 for the chair);

  •
  for members of our Compensation Committee, an annual fee of $5,000 ($10,000 for the chair);

  •
  for any lead director of our Board of Directors, an additional annual fee of $20,000;

  •
  for any newly elected director, an initial stock option grant of 5,489 shares of our common stock; and

  •
  for continuing service on our Board of Directors, an annual stock option grant of 2,744 shares of our common stock.

        Subject to the director's continued service as director, the initial and annual stock option grants will vest in approximately equal monthly installments through the first anniversary of the grant date.

        In addition, we will continue to reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending Board of Directors meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The current members of our Compensation Committee are Eric L. Dobmeier, Ron Bentsur, and J. Kevin Buchi. No member of our Compensation Committee during fiscal year 2012 or as of the date of this proxy statement, is or has been an officer or employee of Stemline or any of our subsidiaries, nor has any member of our Compensation Committee had any relationship with Stemline requiring further disclosure.

        During the last fiscal year, none of our executive officers served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers either served as a member of our Compensation Committee or our Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of any Forms 3, 4 or 5 that they file. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders. Based solely on a review of copies of the Forms 3, 4 and 5 furnished to us by reporting persons and any written representations furnished by certain reporting persons, we believe that during the fiscal year ended December 31, 2012, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were completed in a timely manner.

RELATED-PERSON TRANSACTIONS

        Since January 1, 2012, we have engaged in the following reportable transactions with our directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediately family members of our directors, executive officers and holders of more than 5% of our voting securities. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

Redemption of Series A Preferred Stock

        On March 16, 2010, we entered into a note purchase agreement pursuant to which we redeemed from funds affiliated with Pequot Capital Management, Inc., or the Pequot Funds, all of the shares of our Series A Preferred Stock held by them, which represented all of our issued and outstanding shares of Series A Preferred Stock, in exchange for (i) an aggregate cash payment of $750,000, (ii) 411,571 shares of our common stock and (iii) 2.45% senior unsecured convertible notes in the aggregate principal amount of $1,250,000. Pursuant to the note purchase agreement, the Pequot Funds immediately transferred such shares of common stock and the notes to Neuberger Berman Athyrium LLC, a fund affiliated with Neuberger Berman Group LLC, which presently holds such shares and notes.

        Before the redemption of the Series A Preferred Stock, we, the Pequot Funds and certain holders of our common stock were party to an investors' rights agreement that provided the Pequot Funds with demand registration rights, piggyback registration rights, information rights and rights of first offer in respect of certain future issuances of our securities. This agreement also required the approval of the directors designated by the Pequot Funds and certain holders of our common stock for certain actions proposed to be taken by us. The parties to the investors' rights agreement terminated the agreement in connection with the redemption of the Series A Preferred Stock.

        On July 26, 2012, the Company and NB Athyrium LLC, the holder of our senior convertible note due 2015, entered into an amendment to such note pursuant to which NB Athyrium agreed to accelerate repayment of $625,000 in principal amount, plus accrued interest thereon, of such note in cash, and convert the remaining $625,000 in principal amount, plus accrued interest thereon, into shares of our common stock at the initial public offering price. On November 14, 2012, the Company and NB Athyrium LLC, entered into an additional amendment to our senior convertible note due 2015 pursuant to which NB Athyrium agreed to cancel the acceleration and defer the repayment of $625,000 in principal amount, plus accrued interest thereon, of such note in cash until February 28, 2014. In April 2013, the remaining principal amount due to NB Athyrium LLC was converted to shares of common stock.

Assignment Agreement and License Agreement with Our Chief Executive Officer

        On June 15, 2012, we and Dr. Bergstein entered into an assignment agreement pursuant to which Dr. Bergstein transferred certain patent rights following the closing of our initial public offering. These patent rights include several therapeutic and diagnostic patents (including U.S. Patents 6,004,528, 7,361,336, 7,427,400, 7,504,103, 7,608,259 and 8,038,998) and related pending applications (including USSN 12/187,198 and 12/187,177) covering methods to treat and diagnose cancer, and pending patent application (USSN 10/849,037) covering oligonucleotide-based oncology therapies. These patent rights do not relate to our product candidates SL-401 and SL-701. Pursuant to the assignment agreement, as amended on November 7, 2012, Dr. Bergstein will assign to us ownership of all such patent rights and any related know-how and technology then owned by him in exchange for aggregate payments of $2.0 million in a combination of cash and shares of our common stock, payable only if, within five years of the date of transfer, we either (i) have a change in control, as defined in the assignment agreement, or (ii) achieve a market capitalization of at least $200 million for a prescribed period. Under the terms of the assignment agreement, as amended, 50% of such payment shall be paid in cash and the remaining 50% may be paid in shares of our common stock, or a combination of cash and common stock, as determined by us. Dr. Bergstein will have certain piggyback registration rights with respect to any shares he receives as payment. The number of shares issued as payment will be calculated based on a volume weighted average price formula if available, and otherwise on the fair market value as determined by our Board of Directors. If Dr. Bergstein disputes the value of the common stock as determined by the Board of Directors, then the valuation will be determined by one or more independent, third-party appraisers.

Policies and Procedures for Related Person Transactions

        Our Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a "related person," has a direct or indirect material interest.

        If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," the related person must report the proposed related person transaction to our Chief Executive Officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, our Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of our Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by our Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

        A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by our Audit Committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, our Audit Committee will review and consider:

  •
  the related person's interest in the related person transaction;

  •
  the approximate dollar value of the amount involved in the related person transaction;

  •
  the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

  •
  whether the transaction was undertaken in the ordinary course of our business;

  •
  whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

  •
  the purpose of, and the potential benefits to us of, the transaction; and

  •
  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

        Our Audit Committee may approve or ratify the transaction only if our Audit Committee determines that, under all of the circumstances, the transaction is in our best interests. Our Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

        In addition to the transactions that are excluded by the instructions to the SEC's related person transaction disclosure rule, our Board of Directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

  •
  interests arising solely from the related person's position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (i) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (ii) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (iii) the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

  •
  a transaction that is specifically contemplated by provisions of our charter or bylaws.

        The policy provides that transactions involving compensation of executive officers will be reviewed and approved by our Compensation Committee in the manner specified in its charter.

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS,
AND 5% BENEFICIAL OWNERS

        The following table sets forth information with respect to the beneficial ownership of our common stock as of April 22, 2013 by:

  •
  each of our directors;

  •
  each of our NEOs;

  •
  all of our directors and executive officers as a group; and

  •
  each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 22, 2013 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise indicated in the footnotes below, we believe the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the footnotes below, the address of the beneficial owner is c/o Stemline Therapeutics, Inc., 750 Lexington Avenue, Sixth Floor, New York, New York 10022.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
Directors and Named Executive Officers			%
Ivan Bergstein, M.D.	2,225,563	(1)	28.04
Ron Bentsur	50,879	(2)	*
J. Kevin Buchi	13,272	(3)	*
Eric L. Dobmeier	7,963	(4)	*
Kenneth Zuerblis	7,963	(5)	*
Eric K. Rowinsky, M.D.	53,176	(6)	*
Stephen P. Hall	—		—
John T. Cavan	—		—
All directors and executive officers as a group (9 persons)	2,358,816	(7)	29.35
5% Stockholders
Ivan Bergstein, M.D.	2,225,563	(1)	28.04
Madoff Family LLC	515,203	(8)	6.85

*
Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)
Consists of (i) 1,815,183 shares of common stock and (ii) 410,380 shares of common stock underlying options that are exercisable as of April 22, 2013 or will become exercisable within 60 days after such date.

(2)
Consists of (i) 3,252 shares of common stock and (ii) 47,627 shares of common stock underlying options that are exercisable as of April 22, 2013 or will become exercisable within 60 days after such date.

(3)
Consists of 13,272 shares of restricted stock, 6,636 of which shares have vested and 6,636 of which shares will vest in two equal annual installments on March 19, 2014 and March 19, 2015.

(4)
Consists of 7,963 shares of restricted stock, 1,991 of which shares have vested and 5,972 of which shares will vest in three equal annual installments beginning on April 30, 2013.

(5)
Consists of 7,963 shares of restricted stock, 3,317 of which shares have vested and 2,654 of which shares will vest in two equal annual installments beginning on March 19, 2014 and March 19, 2015 and 1,992 of which shares will vest in three equal annual installments beginning on April 30, 2013.

(6)
Consists of 53,176 shares of common stock underlying options that are exercisable as of April 22, 2013 or will become exercisable within 60 days after such date.

(7)
Consists of (i) 1,818,435 shares of common stock, (ii) 511,183 shares of common stock underlying options that are exercisable as of April 22, 2013 or will become exercisable within 60 days after such date and (iii) 29,198 shares of restricted stock.

(8)
Consists of 515,204 shares of common stock. All the shares were acquired in 2004 and 2007. The address of the beneficial owner is 319 Lafayette Street # 280, New York, NY 10012. The Madoff Family LLC, or the LLC, is a manager-managed LLC with sole voting power held by the manager. The interim manager is Andrew H. Madoff. As a result of a bankruptcy court order issued in February 2010, no securities held by the LLC may be transferred without bankruptcy court approval. Ongoing proceedings, of which the company is not a party, may result in a transfer of certain of these shares for the benefit of the claimants in such proceedings.

 PROPOSAL ONE:

ELECTION OF DIRECTOR; NOMINEE

        Our Bylaws provide that the Board of Directors will consist of one or more members, as determined from time to time by resolution of the Board of Directors. Our Board of Directors currently consists of five members. Our Class I director has been nominated for re-election at the 2013 Annual Meeting of Stockholders by all of our independent directors. The nominated director is Kenneth Zuerblis. For information about the nominee and our Board of Directors generally, please see "Corporate Governance—Our Board of Directors" beginning on page 4. If elected, the nominee will hold office for a three-year term and until a successor is elected and has been qualified, or until such director resigns or is removed from office. Management expects that the nominee will be available for re-election, but if he is unable to serve at the time the election occurs, your proxy will be voted for the election of another nominee to be designated by a majority of the independent directors serving on our Board of Directors.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEE FOR CLASS I DIRECTOR. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" THE NOMINEE. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEE.

 PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors is submitting the selection of Ernst & Young LLP as our independent registered public accounting firm to the stockholders for ratification at our Annual Meeting. Stockholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise. If Ernst & Young LLP is not ratified as our independent registered public accounting firm by a majority of the shares present or represented by proxy, the Audit Committee will review its future selection of independent registered public accounting firm. Ernst & Young LLP will still serve as our independent registered public accounting firm for the year ending December 31, 2013, if it is not ratified by our stockholders.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS STEMLINE'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

PROPOSAL THREE:

APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO
INCREASE THE COMPANY'S AUTHORIZED SHARE CAPITAL BY 11,250,000 SHARES OF
COMMON STOCK

        Our restated certificate of incorporation currently contains an authorization of 22,500,000 shares of common stock. The Board of Directors recommends stockholder approval of an amendment to our restated certificate of incorporation increasing the shares of authorized common stock to 33,750,000 shares.

        Article IV of our restated certificate of incorporation, as amended to date, establishes the aggregate number of shares which the Company is authorized to issue as 27,500,000, of which 22,500,000 are designated as common stock and 5,000,000 are designated as preferred stock. If Proposal Three is approved by our stockholders, Article IV would be amended to increase the aggregate number of shares which we are authorized to issue by 11,250,000 shares (from 27,500,000 to 38,750,000), all of which increase would be designated as common stock, resulting in a total of 33,750,000 authorized shares of common stock. The number of authorized shares of preferred stock would remain unchanged at 5,000,000 shares. Our restated certificate of incorporation would otherwise remain unchanged. A copy of the proposed certificate of amendment is attached hereto as Exhibit A.

Purposes and Effects of the Amendment

        The additional common stock for which authorization is sought would be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the common stock presently issued and outstanding.

        Except for shares reserved or to be reserved for the issuance of shares of common stock underlying certain options to purchase shares of our common stock, we have no agreements or understandings concerning the issuance of any additional common stock. However, our Board of Directors believes that the increased authorization of common stock is advisable at this time both in order to avoid the adverse consequences to us of the failure to adopt this Proposal Three and so that shares will be available for issuance in the future on a timely basis if such need arises in connection with financings, acquisitions or other corporate purposes. This will enable us to take advantage of market conditions, the availability of favorable financing, and opportunities for acquisitions, without the delay and expense associated with convening a special stockholders' meeting.

        Unless required under Delaware law or our restated certificate of incorporation or the rules of the Financial Industry Regulatory Authority, our Board of Directors will be able to provide for the issuance of the additional shares of common stock without further action by our stockholders and no further authorization by the stockholders will be sought prior to such issuance.

        Although not designed or intended for such purposes, the effect of the proposed increase in the authorized common stock might be to render more difficult or to discourage a merger, tender offer, proxy contest or change in control of us and the removal of management, which stockholders might otherwise deem favorable. The authority of our Board of Directors to issue common stock might be used to create voting impediments or to frustrate an attempt by another person or entity to effect a takeover or otherwise gain control of us because the issuance of additional common stock would dilute the voting power of the common stock and preferred stock then outstanding. Our common stock could also be issued to purchasers who would support our Board of Directors in opposing a takeover bid which our Board determines not to be in our best interests and those of our stockholders.

        In addition to the proposed amendment, our restated certificate of incorporation and bylaws currently contain provisions approved by our stockholders that could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, or control us. These provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock. Our restated certificate of incorporation allows us to issue preferred stock with rights senior to those of the common stock without any further vote or action by the stockholders and our amended and restated bylaws eliminates the right of stockholders to call a special meeting of stockholders, which could make it more difficult for stockholders to effect certain corporate actions. These provisions could also have the effect of delaying or preventing a change in control. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of our common stock or could adversely affect the rights and powers, including voting rights, of such holders. In certain circumstances, such issuance could have the effect of decreasing the market price of our common stock.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT OF OR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON STOCK. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS THE STOCKHOLDER SPECIFIED OTHERWISE. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK OUTSTANDING IS REQUIRED FOR APPROVAL.

 ADDITIONAL INFORMATION

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and 2013 Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at: Stemline Therapeutics, Inc., 750 Lexington Avenue, Sixth Floor, New York, New York 10022, Attn: Kenneth Hoberman. You may also contact us at (646) 502-2310.

        If you want to receive separate copies of the proxy statement and Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Stockholder Proposals for Our 2013 Annual Meeting

        Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our Corporate Secretary, Kenneth Hoberman, at c/o Matthew W. Mamak, Alston & Bird LLP, 90 Park Avenue, New York, New York 10016, no later than December 31, 2013. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.

        Our Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Bylaws to Kenneth Hoberman, our Corporate Secretary, at the above address, not less than 60 days nor more than 90 days prior to the anniversary of the preceding year's annual meeting. Therefore, Stemline must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) no sooner than March 20, 2014, and no later than April 19, 2014. If a stockholder fails to provide timely notice of a proposal to be presented at our 2013 Annual Meeting of Stockholders, the proxy designated by our Board of Directors will have discretionary authority to vote on any such proposal that may come before the meeting.

Other Matters

        Our Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

        We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

 Incorporation of Information by Reference

        The Compensation Committee Report and the Audit Committee Report contained in this proxy statement are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference.

EXHIBIT A

Proposed Certificate of Amendment

A-1

 CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
STEMLINE THERAPUETICS, INC.

April     , 2013

        Stemline Therapeutics, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "DGCL"), does hereby certify:

          FIRST: That the Board of Directors of the Corporation (the "Board"), pursuant to a unanimous written consent of the Board dated April [    ], 2013, duly adopted resolutions approving an amendment to the Restated Certificate of Incorporation and declared said amendment to be advisable. The proposed amendment is as follows:

    RESOLVED, the Corporation's Restated Certificate of Incorporation be amended by deleting the first paragraph of the Article Fourth and by substituting in lieu thereof the following as the amended first paragraph:

      "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 38,750,000 shares, consisting of (i) 33,750,000 shares of Common Stock, $0.0001 par value per share ("Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, $0.0001 par value per share ("Preferred Stock")."

          SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

        IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by a duly authorized officer as of the date first written above.

STEMLINE THERAPEUTICS, INC.
By:
	Name:	Ivan Bergstein, M.D.
	Title:	Chairman, President and Chief Executive Officer

A-2

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01NBSD 1 2 D V + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR the nominee and FOR Proposals 2 and 3. For Against Abstain 2. Proposal to ratify independent public accounting firm Ernst & Young LLP for 2013. For Against Abstain 3. Proposal to approve the increase of the Company’s authorized share capital by 11,250,000 shares of common stock. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 01 - Kenneth Zuerblis 1. Election of Director: For Withhold IMPORTANT ANNUAL MEETING INFORMATION MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 1 6 3 5 2 5 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 19, 2013. Vote by Internet • Go to www.investorvote.com/STML • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. Notice of 2013 Annual Meeting of Shareholders Alston & Bird LLP 90 Park Avenue New York, NY 10016 Proxy Solicited by Board of Directors for Annual Meeting — Wednesday, June 19, 2013 at 10:00 A.M. EST Ivan Bergstein, M.D., and Kenneth Hoberman, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Stemline Therapeutics, Inc. to be held on Wednesday, June 19, 2013 at 10:00 a.m. EST or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the nominee and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Proxy — Stemline Therapeutics, Inc. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01NBTD 1 U P X + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A For Against Abstain 2. Proposal to ratify independent public accounting firm Ernst & Young LLP for 2013. For Against Abstain 3. Proposal to approve the increase of the Company’s authorized share capital by 11,250,000 shares of common stock. 01 - Kenneth Zuerblis 1. Election of Director: For Withhold IMPORTANT ANNUAL MEETING INFORMATION Proposals — The Board of Directors recommends a vote FOR the nominee and FOR Proposals 2 and 3. MMMMMMMMMMMM 1 6 3 5 2 5 2 MMMMMMMMM

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . Proxy — Stemline Therapeutics, Inc. Notice of 2013 Annual Meeting of Shareholders Alston & Bird LLP 90 Park Avenue New York, NY 10016 Proxy Solicited by Board of Directors for Annual Meeting — Wednesday, June 19, 2013 at 10:00 A.M. EST Ivan Bergstein, M.D., and Kenneth Hoberman, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Stemline Therapeutics, Inc. to be held on Wednesday, June 19, 2013 at 10:00 a.m. EST or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the nominee and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)